EXHIBIT 10.27

L E A S E A G R E M E N T

This AGREEMENT, made this this 18 day of January 2006, between Danch Farm, LLC, c/o Crestwood Construction, 728 Estates Boulevard, Hamilton, NJ 08619, hereinafter designated as the Landlord, and Yardville National Bank 2465 Kuser Road, Hamilton, NJ 08690, hereinafter designated as the Tenant.

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

1. PREMISES. The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises, hereinafter referred to as "leased premises" or "premises": Part (20,000 square feet) on the third floor of an office building constructed near the intersection of Kuser and Yardville-Hamilton Square Roads in Hamilton Square, New Jersey on Block 2575, 180 in Hamilton Township, Mercer County, New Jersey with accessory, undesignated parking all as set forth on the approved site plan dated ______________ referred to as Exhibit A. The subject property is shown on the Hamilton Township Tax Map as Block 2575, Lot 180.

2. TERM. The term of this lease shall be ten (10) years. The term of this lease and Tenant's obligation to pay rent shall commence on the earlier of the first day of the month following the first full month of occupancy by Tenant or the first day of the month following the first full month after delivery of the leased premises to Tenant. Notice by Landlord to Tenant of substantial completion of Landlord's work on the leased premises, punch list items, and work contingent upon completion of Tenant's own work excepted, shall constitute delivery hereunder. Substantial Completion shall be deemed to have occurred upon the issuance of a Certificate of Occupancy for all of Landlord’s Work.

3. BASIC RENT. The Tenant shall pay to the Landlord, as basic rent for and during the term as follows:

First through fifth year-------$17.00 per sq. foot
Sixth through seventh year------18.00 per sq. foot
Eighth year--------------------$18.50 per sq. foot
Ninth and tenth year-----------$19.00 per sq. foot

Square footage shall be the total gross square footage calculated by measuring the perimeter of the building for each floor. This shall be the same calculation used by the municipality in assessing for taxes.

The first month’s rent is due on signing of this lease.
All rent is due and payable in advance on the first day of each and every month during the term of the lease. Tenant shall pay basic rent, and any additional rent as hereinafter provided, to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing, without demand, counterclaim, deduction or setoff.

4. USE. Tenant shall continuously use and occupy the leased premises as an office building only and for no other purpose. This lease is binding on any and all successors to Tenant by way of merger, acquisition or otherwise.
5. CARE. The Tenant shall take good care of the premises and shall maintain the premises in good condition and state of repair ordinary wear and tear excepted. The Tenant shall neither encumber nor obstruct the sidewalks, parking areas and entrances.

6. SURRENDER. On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the leased premises in good order and condition, ordinary wear and tear excepted. Prior to the expiration of the lease term, the Tenant shall remove all of its furniture, equipment and supplies from the premises, and shall repair any damage caused by such removal. Any property of the Tenant remaining on the premises after the last day of the term of this lease or after the earlier permitted termination of the lease term shall be conclusively deemed abandoned and may be removed or disposed of by Landlord. Tenant shall reimburse Landlord for the reasonable cost of such removal. Tenant shall maintain at Tenant=s cost and expense janitorial or custodial services for the buildings.

7. COMPLIANCE WITH LAWS. The Tenant shall comply with all laws, regulations, requirements and directives of the federal, state, county and municipal authorities applicable to the business to be conducted by the Tenant in the leased premises. Nothing herein shall constitute a representation by the Landlord that any such business other than office use may be conducted in the leased premises, or is permissible under the certificate of occupancy issued for the building of which the leased premises forms a part. Prior to the commencement of opening for business, the Tenant shall, at its expense, and the Landlord shall cooperate in obtaining from the municipality (if required) a C of O or use permit. The Tenant shall promptly comply with all requests, orders, regulations and directives of the Board of Fire Underwriters or insurance companies covering the leased premises for the prevention of fire or other casualty at Tenant's own cost and expense. Tenant represents that it shall not violate any rules or regulations of the occupational safety and health administration. The Tenant shall conduct its business in such a manner, both as regards noise and other nuisances, as will not unreasonably interfere with, annoy, or disturb any other Tenant in the conduct of its business or the Landlord in the management of the property. Landlord will likewise use its best efforts to make sure that no other tenant will interfere with, annoy or disturb the Tenant under this Lease Agreement.

8. SECURITY. The Tenant shall not be required to deposit with the Landlord any security payment

9. ASSIGNMENT, The Tenant shall not assign, mortgage or encumber this lease, nor sublet or sublease the premises or any part thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Landlord shall be under no obligation to consent to any use other than the use designated in this Lease not withstanding the Tenant may assign or sublease to an affiliate of the Tenant without the consent of the Landlord. This lease shall be binding upon Tenant and any acquirer or successor of Tenant. Notwithstanding the above, Tenant does not need Landlord=s consent or approval for the sale of Tenant=s stock.

10. NOTICES. All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner. All notices to Tenant may be mailed to the leased premises.

11. SEVERABILITY. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

12. INSPECTION. The Tenant agrees that the Landlord and the Landlord's agents, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours and upon reasonable notice, while accompanied by a representative of Tenant, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. The clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs. Landlord recognizes that the nature of the Tenant’s business may require security so as to deny Landlord access to portions of the premises except in emergency situations under controls acceptable to Tenant.

13. TAX AND OPERATING PAYMENTS:
For the purposes of this Lease, the following definitions will apply:

•Operating Year - shall mean any calendar year, the whole or any portion of which is included within the term.

•Tax Year - shall mean each calendar year (whether or not such period is fixed as the fiscal year for Taxes (as hereinafter defined) or any component thereof by any Governmental Authority) the whole or any portion of which is within the term. If a fiscal period fixed or any component of Taxes by any Governmental Authority is a period other than a Tax Year, then such component of Taxes shall be averaged over the number of calendar months in such fiscal period and each such monthly portion shall be included in Taxes for the Tax Year in which such calendar month occurs.

•Base Tax and Operating Year - shall mean the Tax and Operating Year commencing on January 1, 2006 and ending December 31, 2006.

•Base Tax and Operating Amount - shall mean the Tax and Operating Expenses for the Base Tax and Operating Year.

•Tenant’s Share - shall mean a fraction (expressed as a percentage, and carried to four decimal places), the numerator of which is the number of rentable square feet contained in the premises and the denominator of which is 60,000. As of the date hereof, Tenant’s Share is one-third.

•Operating Expenses, for any Operating Year, shall be determined in accordance with the provisions of the following paragraphs (A) and (B), sequentially applied:

(A) Operating Expenses shall mean all reasonable expenses paid or incurred by, or on behalf of, Landlord in respect of the operation, management, maintenance and/or repair of the Real Property including, without limitation, (i) the cost of fuel, gas, steam, electricity (excluding electricity furnished to specific tenant premises for which Landlord receives payment directly from the tenant in a manner other than by inclusion in Operating Expenses), heat, ventilation, air conditioning and chilled or condenser water, water, sewer (provided such water and sewer charges are not included in Taxes and are not paid by the Tenant directly) and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (ii) the cost of painting and/or decorating all areas of the Real Property (excluding, however, any leasable areas of the Building); (iii) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property thereon (together with amounts paid or incurred on account of any commercially reasonable deductible therein); (iv) the cost of all supplies, tools, materials and equipment whether by purchase or rental, used in the operation, management, maintenance and/or repair of the Real Property; (v) the cost of security services, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (vi) the cost of all interior and exterior landscaping; (vii) the cost of alterations and/or repairs made in or to the Real Property; (viii) reasonable and customary management fees not to exceed 15% times the total Operating Expenses (excluding real estate taxes and insurance); (xiii) all costs, charges and expenses incurred by Landlord in connection with any change of any company providing electric supply or service, including, without limitation, maintenance, repair, installation and service costs associated therewith; and (xiv) all other fees, costs, charges and expenses properly allocable to the operation, management, maintenance and/or repair of the Real Property, in accordance with then prevailing customs and practices of the commercial office real estate industry in the general vicinity of the Real Property.

B. Operating Expenses shall not, however, include the following items (1) depreciation of the Building; (2) interest on, and amortization of, Mortgages and other debts; (3) the cost of tenant improvements made for tenant(s) of the Building, including permit, license and inspection fees; (4) brokerage commissions; (5) financing or refinancing costs; (6) the cost of any work or services performed for any tenant(s) of the building (including Tenant), whether at the expense of Landlord or such tenants, to the extent that such work or services either (a) consist of work or services that Landlord is not required to furnish to Tenant under this Lease or (b) are furnished in a manner materially higher in quality than the like work or services which Landlord furnishes to Tenant under this Lease; or (7) Taxes.

•Taxes for any Tax Year shall mean - (A) all real estate taxes, water and sewer rents or charges, school taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Real Property (as described in Article I hereof) by any Governmental Authority. Taxes shall also include al taxes assessed or imposed upon Landlord with respect to the rents received from the Real Property (but not any general income taxes, gross receipts taxes or corporate franchise taxes, except to the extent provided in the following sentence). If at any time during the Term, the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of the taxes, charges or assessments now levied assessed or imposed, there shall be levied, assessed or imposed a new tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the Real Property or the rents received from the Real Property, then such additional or substitute tax, assessment, levy, imposition, fee or charge shall be included within Taxes for purposes hereof. Finally, Taxes shall also include any payments in lieu of ATaxes@ payable in connection with any tax exemption obtained from any Governmental Authority with respect to the Real Property.

Tenant agrees to pay as additional rent, promptly and without demand, its proportionate share of all real estate taxes, and operating expenses affecting the real estate (land and building) of which the leased premises form a part. The Landlord and Tenant agree that the proportionate share of the above taxes, and operating expenses to be paid by the Tenant, under the terms of this paragraph shall be computed on the basis of the Tenant’s share. Landlord and Tenant further agree that Tenant shall pay its proportionate share of the above taxes, and operating expenses monthly by paying one-twelfth the estimated amount with each basic monthly rent installment in a manner similar to the escrow system used by banks in connection with residential mortgages. Annually Landlord, upon submission of the tax, and operating expenses, shall compute any differences from the estimated monthly payments, notify Tenant of same, and the adjustment of the difference shall be made with the next due installment of the basic monthly rent. Photocopies of the tax bill, and operating expenses, submitted by the Landlord to the Tenant, shall be sufficient evidence of the amount of taxes and operating expenses.

Tenant shall have the right, on an annual basis and at the Tenant’s sole cost, to audit the Operating Expenses charged by the Landlord.

14. QUIET ENJOYMENT. The Landlord represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

15. MORTGAGE PRIORITY. This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording. The Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to effect the subordination of this lease to any such mortgage provided said mortgagee executes a nondisturbance and attornment agreement in a form satisfactory to Tenant. A refusal by the Tenant to execute such instruments shall entitle the Landlord to cancel this lease. The term hereof is expressly limited accordingly.

16. SIGNS. The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the leased premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Landlord agrees, if required by Tenant, to attach at Tenant's own cost and expense an illuminated sign onto a freestanding sign that may be erected by Landlord. Tenant may erect at Tenant's own cost and expense an illuminated sign on the exterior of the leased premises. All signs herein erected shall be approved, before erection, by the Landlord in writing as to size, location, content and color. Landlord reserves the right to require Tenant to keep signs lighted at night up until a designated hour. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

17. PARKING. Tenant agrees not to park and to require its employees and other non-customers to refrain from parking any vehicle on Landlord's land in such places as may be designated by Landlord for the use of a particular Tenant, its employees, and others. Said restricted parking areas shall be set forth on the attached site plan and will not be changed following the execution of this Lease unless consented to in writing by the Tenant Landlord and Tenant agree that during the term of this Lease, employees and visitors/customers of Tenant shall be entitled to the non-exclusive use, free of charge but in common with others, of the driveways, foot--ways and parking areas in the subject property of which the leased premises form a part; provided that such use by both Tenant and its customers shall be subject to the limitations of said driveways, foot-ways and parking area to accommodate the same, and provided further, that Landlord shall at all times have full control, management and direction of said driveways, foot-ways and parking areas, and that Landlord shall have the right at any time to change the layout thereof.

18. UTILITIES AND SERVICES:
As used herein, the terms ”Business Hours” shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days, and the hours between 8:00 a.m. and 1:00 p.m. on Saturdays (other than Saturdays which re Holidays), and ”Business Days” shall mean all days except Saturdays, Sundays and Holidays. The term ”Holidays” shall mean New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving and Christmas. The term ”Building Services” shall mean the services required to be provided to Tenant by Landlord pursuant to this Article 18.

18.l Electricity and Water: Landlord shall furnish reasonable quantities of hot and cold water to the Core Lavatories located on each floor of the premises for core lavatory and cleaning purposes and hot and cold water to the area used by Tenant as a “kitchen or break room”. Landlord shall also furnish electricity for common areas within and without the premises. Tenant shall pay its proportionate share of these charges as common area charges. Tenant’s electricity will be provided through a separate meter for the floor Tenant occupies and Tenant shall be responsible for one-hundred percent of those charges.

18.3: HVAC Services: Landlord, during business hours, shall furnish heat, ventilation and air conditioning (”HVAC”) to the premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of Premises) for reasonably comfortable occupancy of the Premises. All to be billed to Tenant proportionately as a common area charge.

19. LANDLORD'S EXCULPATION. The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, refrigeration, sprinkler, air-conditioning or heating systems; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct or of the Landlord or this or any other Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord. Nor shall Tenant be liable in any such instances or events except for acts of its agents, servants or employees. Notwithstanding the above, if the utility services are interrupted due to no fault of the Tenant but due to the fault of the Landlord for a period of more than ten (10) days, then Tenant will be entitled to an abatement of rent until such time as the utilities are returned to service. Tenant and Landlord both agree to use their best efforts to have the utilities returned to service as soon as possible. In the event the utility or utilities are not restored for a period of six (6) months, then Tenant shall have the right to cancel this Lease Agreement unless the non-restoration of services results from the fault of Tenant. Also, Landlord shall not be exculpated from liability resulting from any gross negligence or willful or wanton acts of the Landlord, or any of its agents, employees, guests, licensees, invitees, assignees or successors.

20. LIABILITY INSURANCE. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, public liability insurance in companies acceptable to the Landlord with respect to the premises, in form satisfactory to Landlord covering both Landlord and Tenant with minimum limits of $2,000,000 per person and $5,000,000 per accident and in which the property damage liability shall be not less than $100,000. Tenant will deposit the policy of such insurance or certificates thereof with Landlord within 15 days of occupying said premises.

21. PLATE GLASS. Tenant shall keep in force at its own expense plate glass insurance with respect to the premises insuring against all cracks, damaged and broken plate glass and the replacement thereof. The obligation of the Tenant to carry such insurance shall not relieve the Tenant from the obligation to maintain, repair and replace all plate and other glass in the leased premises.

22. NON-PERFORMANCE BY LANDLORD. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service, by reason of any rule, order regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord. This Section does not apply to Tenant’s remedies following an interruption of utility services as provided in Section 19.

23. REIMBURSEMENT OF LANDLORD. If the Tenant shall fail or refuse to comply with or perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord, shall he added to the installment of rent due immediately thereafter, but in no case later than one month after such demand. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant. Landlord’s rights hereunder shall apply only after giving Tenant reasonable notice to cure the covenant or condition alleged to have not been complied with. Likewise, if the Landlord shall fail or refuse to comply or perform any conditions or covenants of the within Lease, the Tenant may, if the Tenant so elects, carry out and perform such conditions or covenants, at the cost and expense of the Landlord, and the said cost and expense shall be deducted from any future rent payable to the Landlord. This remedy shall be in addition to such other remedies as the Tenant may have hereunder by reason of a breach by the Landlord. Tenant’s rights hereunder shall apply only after giving Landlord reasonable notice to cure the covenant or condition alleged to have not been complied with.

24. CONDEMNATION. If the land and premises leased herein, or of which the leased premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceeding, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof, then this lease shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings. The Tenant agrees to execute and deliver any instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the Tenant's personal property there from and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the, aforementioned notice. Failure by the Tenant to comply with any Provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof. Nothing herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings, a claim for the value of its interest, but in no event shall any award to the Tenant interfere with any award to the Landlord for the value of the land, building, or leasehold.

25. ALTERATION. No alterations, installations, additions, or improvements shall be made, installed or attached to the leased premises, without the written consent of the Landlord which consent shall not be unreasonably withheld. Unless otherwise provided herein, all such alterations, additions or improvements and installations, when made, installed or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or termination of this Lease. Notwithstanding the above, Tenant is permitted to make any nonstructural improvement inside the leased premises without the Landlord’s consent.

26. FIXTURES. It is agreed that the Tenant shall have the right to install whatever trade equipment, fixtures and inventory as may be deemed necessary by the Tenant for the conduct of the business for which the premises have been leased, subject to compliance with applicable rules and regulations of governmental boards having jurisdiction thereof. Any trade equipment, fixtures or inventory of the Tenant, not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without notice to the Tenant, to sell or otherwise dispose of the same and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

27. LANDLORD'S LIEN. Upon any default by Tenant herein, Landlord shall have a lien and security interest on all trade equipment, f fixtures and inventory of Tenant, in addition to any other remedies that may be available to Landlord.

28. FIRE OR OTHER CASUALTY. In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord or the Tenant, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's employees. In such case, the Tenant's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord' s cost and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement. Notwithstanding the above, if the Landlord cannot repair the damages to the leased premises within a six (6) month period, then the Tenant shall have the right to terminate this Lease and the rent shall be due and owing only up until the date of the fire or other casualty.

29. INCREASE IN FIRE INSURANCE RATE. Tenant agrees that in the event the Tenant's use and occupancy of the leased premises, causes, for any reason whatsoever, any additional charge or increase in the rate of insurance on the building of which the leased premises are a part, or in the event the rate of insurance on the building can be decreased by an act of the Tenant, or by his compliance with recommendations of the Landlord, or it Agents, then and in either of such events, the Tenant shall, from time to time immediately upon receipt of notice, do whatever is deemed necessary, and follow whatever recommendations may be made, by the Landlord or its Agents in order that such excess charge or increase in rate of insurance on the building so caused by such tenancy, use or occupancy of the leased premises, by the Tenant may be removed, or the lower rate obtained; or, in event conditions are such that nothing can be done, by way of improvements or otherwise, to remove such extra and additional charge or increase of rate of insurance on the building, or the expense involved is excessive, then the Tenant shall pay the Landlord as additional rent the increased or additional cost of such insurance on the building. In determining whether additional insurance costs are the result of Tenant's use and occupancy of the leased premises, a schedule issued by the organization making the insurance rate and showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the insurance rate.

30. REFUSE. Landlord shall at its own cost and expense maintain a refuse container. Such container shall be adequate in size and structure for the Tenant’s use and kept in good and secure condition. Such container shall be located in an area designated by the Landlord. Tenant: shall not permit undue accumulations of trash, rubbish and other refuse.

31. CLEANLINESS. Tenant agrees to maintain the lease premised, at its own expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests. Tenant also agrees not to cause or permit objectionable odors to emanate or be dispelled from the leased premises.

32. TENANT REPAIRS. Tenant agrees to keep the interior of the leased premises in good order and condition at its own expense and to make all necessary repairs and replacements with respect to the leased premises.

33. LANDLORD REPAIRS. Landlord shall maintain the structural portions (which shall constitute the exterior walls, the support columns of the building and the foundation) of the leased premises, but if Landlord is required to make repairs to structural portions by reason of Tenant's negligent acts or omissions to act, Landlord may add the cost of such repairs to the rent which shall thereafter become due. Landlord shall be responsible for the roof, unless damage is caused by the Tenant or Tenant installations. Landlord shall be responsible for all electrical, plumbing, heating and other mechanical installation within the premises and building. Above repairs that are the responsibility of the Landlord shall become part of and be added to the common area expense provided, however, that any capital repairs will be amortized over the useful life of the repair and allocated to the tenants in the building in accordance with that amortization.

34. SITE REVISIONS. The Landlord herein reserves the right at any time to make changes or revisions in the parking areas, to make alterations thereof, additions thereto, and to construct additional buildings as permitted by applicable land use laws and regulations provided such changes, revisions, alterations, additions or construction do not materially impact the Tenant’s use of premises or decrease the number of available parking spaces.

35. DAMAGE. In case of the destruction of or damage of any kind whatsoever to the said premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, or invitees, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense or from insurance proceeds.

36. INDEMNIFICATION:
A. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from or in connection with: (a) the conduct or management of the premises or of any business therein, or any work or thing whatsoever done or, any condition created (other than by Landlord) in or about the premises during the Term; (b) any act, omission or negligence of Tenant; (c) any accident, injury or damage whatever (except to the extent caused by Landlord’s negligence) occurring in, at or upon the premises; and (d) and breach or default by Tenant under this Lease; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses.

B. Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from or in connection with: (a) the conduct or management of the Public Areas, or any work or thing whatsoever done, or any condition created (other than by Tenant) in the Public Areas during the Term; (b) any act, omission or negligence of Landlord (other than with respect to conditions in the premises); (c) any accident, injury or damage whatever (except to the extent caused by Tenant’s negligence) occurring in, at or upon the Public Areas; (d) any breach or default by Landlord under this Lease; together with all reasonable costs, expenses and liabilities incurred in or in connection with each such claim, or any action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses.

37. LATE PENALTY. Any rent due under the terms of this Lease and not received by the Landlord by the fifth work day of the month in which it is due will be subject to a late penalty of the maximum amount permitted by law, but not to exceed five (5%) percent. The late penalty shall be imposed at the discretion of the Landlord and if so imposed shall be payable by the Tenant on demand of the Landlord. Landlord's failure to impose penalty shall not constitute any waiver of this paragraph. The late penalty shall be deemed additional rent.

38. REMEDIES UPON TENANT'S DEFAULT. If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent, then in any one or more such events upon the Landlord serving a written five (5) day notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default or if the said default or omission complained of shall be nature that the same cannot be completely cured or remedial within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall quit and surrender the demised premises to the Landlord but Tenant shall remain liable for rent and other charges as hereinafter provided.

39. TERMINATION ON DEFAULT. Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ or execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures, and chattels there from, by force or otherwise, without liability for damages. In the event that the relationship of Landlord and Tenant may cease or terminate by reason of the default by the Tenant or by the ejectment of the Tenant by judicial proceedings, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable for rent and costs as stated in above paragraph 38.

40. NON-WAIVER. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

41. RIGHT TO EXHIBIT. The Tenant agrees to permit the Landlord and the Landlord's agents to show the premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after 180 days next preceding the expiration of the term hereof, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance.

42. RULES AND REGULATIONS. Tenant agrees to abide by reasonable rules and regulations established by the Landlord and provided to the Tenant from the Landlord from time to time for the operation of the property owner’s association, if any, premises of which the leased premises form a part. Said rules and regulations to include but not limited to a provision for lighting at night. See attached Maintenance Agreement.

43. ABANDONMENT. Tenant shall continuously throughout the term of this Lease conduct and carry on the type of business for which the premises have been leased. Tenant shall not allow the leased premises to become vacant or deserted for a period of more than six (6) months.

44. WAIVER OF JURY TRIAL. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and/or claim, injury or damage.

45. ENFORCEMENT. Tenant shall pay, upon demand, all of Landlord's reasonable costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation to pay the basic and additional rents due under this lease. In actions to enforce any other provision of this Lease, the losing party shall be responsible for the other party’s reasonable costs, charges, expenses and counsel, expert and other fees, incurred in such actions.

46. LOSS OF PROPERTY. Landlord shall not be liable for any loss of property by Tenant from any cause whatsoever, including, but not limited to theft or burglary from the leased premises, and Tenant covenants and agrees to make no claim for any such loss at any time unless due to gross negligence of the Landlord or its agents, employees or invitees.

47. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties, no representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

48. ADDITIONAL RENT. Any payments required to be made by Tenant. Whether to Landlord or otherwise, under this lease shall be deemed to be additional rent, whether or not so designated in the lease. Landlord shall be entitled to all remedies available to Landlord of non-payment of rent in the event that Tenant fails to pay any such payment.

49. BROKER. Tenant warrants and represents that it has not dealt or negotiated with any real estate broker or salesperson in connection with this Lease agreement other than Maguire Burke Realtors and that it shall indemnify and hold Landlord harmless from any costs, claims or damages by any other person or firm claiming to have negotiated or brought about this Lease. Landlord recognizes Maguire Burke Realtors as the agent and agrees to pay five percent (5%) of the net base rent during the term hereof to said agent.

50. PHOTOCOPIES. Photocopies bearing original signatures of the parties shall be deemed to be original documents, and the parties hereto and lending institutions may rely upon said photocopies bearing original signatures as such originals.

51. EXECUTION. The submission of this Lease for examination does not constitute a reservation of or option for the premises. This Lease agreement shall become effective only upon execution by both Landlord and Tenant.

52. HEADINGS. The headings contained in the body of this lease agreement are for purposes of identification only, and are not a part of the agreement between the parties.

53. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its Partners, nor their successors, with respect to any of the terms and conditions of this lease. The Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms and conditions of this lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

54. LANDLORD INSTALLATION. Landlord’s work is described in the attached plan prepared by Steve Cohen, Architect.

55. TENANT WORK. Tenant is permitted to enter the leased premises prior to commencement of the lease term in order to prepare the premises, provided however, that such entry does not interfere, impede or disrupt the Landlord nor violate any township ordinances.

The parties hereto have executed this Lease Agreement on the day and year first above written.

As to Landlord:		As to Tenant:
Danch Farm, LLC		Yardville National Bank

By:	/s/ John Klein, III	By:	/s/ Patrick M. Ryan
	John Klein, III		Patrick M. Ryan
President/CEO